SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 17, 2008

Date of Report (date of earliest event reported)
OMNITURE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
550 East Timpanogos Circle
Orem, UT 84097

(Address of principal executive offices)
(801) 722-7000

(Registrant’s telephone number, including area code)
N/A

(Former nme or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On January 17, 2008, Omniture, Inc. (“Omniture”) completed its acquisition of Visual Sciences, Inc. (“Visual Sciences”) by the merger of Voyager Acquisition Corp (“Merger Sub”), a Delaware corporation and direct wholly-owned subsidiary of Omniture, with and into Visual Sciences (the “Merger”), in accordance with the Agreement and Plan of Reorganization, dated as of October 25, 2007 (the “Merger Agreement”), by and among Omniture, Visual Sciences and Merger Sub. As a result of the Merger, Visual Sciences is now a wholly-owned subsidiary of Omniture.
     Pursuant to the terms and conditions of the Merger Agreement, each outstanding share of Visual Sciences common stock (other than dissenting shares, if any) has been converted into the right to receive 0.49 of a share of Omniture common stock and $2.39 in cash.
     In connection with the Merger, Omniture also assumed outstanding options under Visual Sciences’ equity incentive plans. As a result of such stock option assumption, each outstanding option to purchase shares of Visual Sciences common stock now represents an option to purchase shares of Omniture common stock, subject to the stock option exchange ratio set forth in the Merger Agreement, as well as a corresponding adjustment to the exercise prices of such options. Omniture has assumed the shares under the Visual Sciences 2004 Equity Incentive Plan, as adjusted to reflect the transaction, to be used for equity awards to be granted following the closing of the Merger. In addition, Omniture has agreed to file a registration statement on Form S-8 to register the shares of Omniture common stock that are issuable upon the exercise of the assumed Visual Sciences options, so long as such shares are eligible to be registered on Form S-8.
     A copy of Omniture’s press release announcing the completion of the acquisition is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (a) Financial Statements of the Business Acquired
          (1) Visual Sciences’ audited consolidated balance sheet as of December 31, 2006 and December 31, 2005, and Visual Sciences’ audited consolidated statements of operations, cash flows and stockholders’ equity (deficit) for each of the fiscal years ended December 31, 2004, 2005 and 2006 were previously filed by Omniture in its Current Report on Form 8-K with the Securities and Exchange Commission on December 26, 2007 and are incorporated by reference herein.
          (2) Visual Sciences’ unaudited condensed consolidated balance sheet as of September 30, 2007 and Visual Sciences’ unaudited condensed consolidated statements of operations and cash flows for the nine months ended September 30, 2007 were previously filed by Omniture in its Current Report on Form 8-K with the Securities and Exchange Commission on December 26, 2007 and are incorporated by reference herein.
     (b) Pro Forma Financial Information
     The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
     (d) Exhibits

99.1	Press Release by Omniture, Inc., dated January 17, 2008.

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
	By:	/s/ Michael S. Herring
Michael S. Herring
Dated: January 18, 2008		Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release by Omniture, Inc., dated January 17, 2008.